                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        COMMUNICATION INTELLIGENCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                            NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction Computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

 [LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                                  JUNE 7, 1999
                            ------------------------

To the Stockholders of Communication Intelligence Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Communication Intelligence Corporation, a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 7, 1999, at 1:00 p.m. Pacific Time, for the following purposes, all as more fully described in the attached Proxy Statement:

1. To elect five directors to serve until their respective successors are duly elected and qualified.

2.  To approve the Company's 1999 Stock Option Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999.

4.  To transact such other business as may properly come before the Annual
    Meeting.

    The Board of Directors has fixed the close of business on April 14, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote on the matters proposed at, the Annual Meeting and any adjournments or postponements thereof.

                             YOUR VOTE IS IMPORTANT

    EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING. IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

Redwood Shores, California                     By Order of the Board of Directors
May 3, 1999                                    /s/ Guido DiGregorio
                                               Guido DiGregorio
                                               President

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement and the accompanying proxy is being furnished to stockholders of Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for the Company's Annual Meeting of Stockholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 7, 1999, at 1:00 p.m. Pacific Time, and any and all adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, stockholders of the Company as of the close of business on April 14, 1999 (the "Record Date") will be asked to consider and vote upon the following: (i) the election of five directors to serve until their respective successors are duly elected and qualified (Proposal 1); (ii) the approval of the Company's 1999 Stock Option Plan (the "1999 Plan") (Proposal 2); and (iii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999 (Proposal 3). This Proxy Statement and the accompanying proxy, together with a copy of the Company's Annual Report to Stockholders, are first being mailed or delivered to stockholders of the Company on or about May 3, 1999.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to address the stockholders if they so desire and will be available to respond to appropriate questions.

    WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO SIGN AND RETURN THE PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

                               VOTING SECURITIES

    As of April 14, 1999 (the "Record Date"), 79,451,915 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding. Each holder of outstanding shares of Common Stock as of the Record Date is entitled to one vote per share on all matters to come before the Annual Meeting. Only holders of Common Stock of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

    Approval of Proposal 1 to elect five directors requires the affirmative vote of holders representing a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Approval of Proposal 2 to approve the 1999 Plan and Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999 each require the affirmative vote of holders representing a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

    Each enclosed proxy provides that a stockholder who holds shares of the Company's Common Stock as of the Record Date may specify that his or her shares of that class be voted "for," "against" or "abstain" from voting with respect to each of the proposals presented at the Annual Meeting. If an enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned and no specific instructions are indicated, your shares represented thereby will be voted FOR each of the proposals.

    Proxies marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

    Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

    Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters which may be proposed properly at the Annual Meeting. As of the date hereof, the Company is not aware of any such amendment or modification or other matter to be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxyholders named therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of April 14, 1999 with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table of this Proxy Statement under the heading "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                                              COMMON STOCK
                                                                        -------------------------
                                                                           NUMBER       PERCENT
NAME OF BENEFICIAL OWNER                                                 OF SHARES     OF CLASS
----------------------------------------------------------------------  ------------  -----------
Philip Sassower(1)....................................................    11,746,323        14.7%
CIC Standby Ventures, L.P.(2).........................................     9,000,000        11.3
Guido DiGregorio(3)...................................................       150,000           *
C. B. Sung(4).........................................................       628,823           *
Jeffrey Steiner(5)....................................................     1,723,786         2.2
Jess M. Ravich(6).....................................................     1,398,773         1.8
All directors and executive officers as a group (5 persons)...........    13,886,115        17.3

------------------------

*   Less than 1%.

(1) The number of shares of Common Stock includes (a) 1,025,253 shares held by Mr. Sassower, (b) 9,000,000 shares held by CIC Standby Ventures, L.P., a Delaware limited partnership ("Standby Ventures") of which Mr. Sassower is the sole general partner, as reflected in the table, (c) 186,055 shares beneficially owned by the Philip S. Sassower 1999 CIC Grantor Retained Annuity Trust (the "1999 GRAT"), of which Mr. Sassower and his wife are the trustees, (d) 1,178,515 shares held by the

    Philip S. Sassower 1996 Charitable Remainder Annuity Trust (the "1996 CRAT"), of which Mr. Sassower and his wife are co-trustees, (e) 63,000 shares held by the Susan O. Sassower Trust (the "Spouse's Trust"), of which Mr. Sassower and his wife are co-trustees, and (f) 293,500 shares issuable upon the exercise of stock options held by Mr. Sassower which are exercisable within 60 days of April 14, 1999. Mr. Sassower may be deemed to beneficially own the shares of Common Stock held by Standby Ventures, the 1999 GRAT, the 1996 CRAT and the Spouse's Trust. The number of shares of Common Stock excludes shares owned, directly or indirectly, by Mr. Sassower's wife, Susan O. Sassower. Mr. Sassower disclaims beneficial ownership of the shares owned by his wife. The number of shares of Common Stock includes only 133,500 of the 1,602,000 shares issuable upon the exercise of stock options granted to Mr. Sassower in January 1999. The business address of Mr. Sassower is c/o Phoenix Enterprises LLC, 135 East 57th Street, 12th Floor, New York, New York 10022. Mr. Sassower is the Chairman of the Board and Secretary of the Company, as well as Chairman of the Executive and Finance Committees of the Company's Board of Directors. See "Certain Relationships and Related Transactions".

(2) Mr. Sassower is the sole general partner of Standby Ventures and may be deemed to beneficially own the shares of Common Stock held by Standby Ventures. The business address of Standby Ventures is c/o WinSass Corporate Services LLC, 314 West Main, Suites 3&5, Lewisville, Texas 75057.

(3) The number of shares of Common Stock represents 150,000 shares issuable upon the exercise of stock options which are exercisable within 60 days of April 14, 1999. The number of shares of Common Stock includes only 150,000 of the 1,800,000 shares issuable upon the exercise of stock options gratned to Mr. DiGregorio in January 1999. The business address of Mr. DiGregorio is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See "Certain Relationships and Related Transactions".

(4) The number of shares of Common Stock includes (a) 363,717 shares held by the Sung Family Trust of which Mr. Sung is a trustee, (b) 10,106 shares held by the Sung-Kwok Foundation of which Mr. Sung is the Chairman and (c) 255,000 shares of Common Stock issuable upon the exercise of stock options or warrants which are exercisable within 60 days of April 14, 1999. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation. The business address of Mr. Sung is c/o Sandy Williams, UNISON Group, 651 Gateway Boulevard, #880, South San Francisco, California 94080.

(5) The number of shares of Common Stock includes (a) 1,703,786 shares held by the Fairchild Holding Corporation ("Fairchild"), a wholly-owned subsidiary of RHI Holdings, Inc. ("RHI") of which Mr. Steiner is Chairman, CEO and President and (b) 20,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 14, 1999. Mr. Steiner may be deemed to beneficially own the shares held by the Fairchild Holding Corporation. Mr. Steiner's business address is c/o The Fairchild Corporation, P.O. Box 10803, Chantilly, Virginia 20153.

(6) The number of shares of Common Stock includes (a) 1,187,890 shares held by the Ravich Revocable Trust of 1989 (the "Ravich Trust"), of which Mr. Ravich is the trustee, (b) 190,883 shares issuable upon the exercise of warrants which are exercisable within 60 days of April 14, 1999 held by the Ravich Trust, and (c) 20,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 14, 1999 held by Mr. Ravich. Mr. Ravich is a trustee of the Ravich Trust, and may be deemed to beneficially own the shares held by or issuable to the Ravich Trust. Mr. Ravich's business address is U.S. Bancorp Investments, Inc., 11766 Wilshire Blvd., Suite 870, Los Angeles, California 90025.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the

Company's securities with the Securities and Exchange Commission (the "SEC"). These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company, and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 1998 all Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis, except that Jeffrey Steiner filed a Form 4 for the month of July three days late on August 13, 1998, and Jess Ravich, Guido DiGregorio and Craig Hutchison did not file Forms 5 with respect to the year ended December 31, 1998 on time.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the Board of Directors shall consist of such number of directors, with a minimum of three, as the Board of Directors may determine from time to time. Currently, the Board has determined that the authorized number of directors is five. The five persons listed below are the nominees for election as directors at the Annual Meeting. Each director elected at this Meeting will serve until his successor is duly elected and qualified or his earlier resignation, removal or disqualification.

    Unless otherwise instructed, the proxyholders named in the accompanying proxy will vote the shares represented by proxies received by them for the election of the five nominees to the Board of Directors named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated by the present Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are properly nominated for election as directors, the proxyholders intend to vote all proxies received by them for the election of as many of the nominees listed below as possible. The proxies cannot be voted for a greater number of persons than the number of nominees named.

DIRECTOR NOMINEES

    The following table sets forth certain information concerning the nominees:

                                                                                     YEAR FIRST ELECTED
NAME                                                                        AGE         OR APPOINTED
----------------------------------------------------------------------      ---      -------------------
Guido DiGregorio......................................................          60             1997
Jess M. Ravich........................................................          41             1998
Philip S. Sassower....................................................          59             1994
Jeffrey Steiner.......................................................          61             1998
C.B. Sung.............................................................          74             1986

    The business experience of each of the director nominees for at least the past five years includes the following:

    GUIDO DIGREGORIO was appointed President and Chief Operating Officer and a director of the Company in November 1997. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

    JESS M. RAVICH was elected as a director of the Company in June 1998. Mr. Ravich has been the Chairman of the Board and Chief Executive Officer of U.S. Bancorp Investments, Inc. ("USBI"), a securities broker dealer, since January 1999. From June 1991 to January 1999, he was the Chairman and Chief Executive Officer of Libra Investments, Inc. ("Libra"), a securities broker dealer he founded, which merged with USBI in January 1999. Mr. Ravich is also a director of Cherokee, Inc., a licensor and marketer of trademarks and tradenames.

    PHILIP S. SASSOWER has been Chairman of the Board and Secretary of the Company since 1998, Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. From 1997 to 1998, Mr. Sassower served as Co-Chief Executive Officer of the Company. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company which assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of CIC Standby Ventures, L.P. and Phoenix Searex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been the CEO of BP Acquisition, LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition, LLC and BP Restaurants L.P. filed petitions under Chapter 11 of the United States Bankruptcy Code. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters).

    JEFFREY STEINER was elected as a director of the Company in June 1998. He has been Chairman of the Board, Chief Executive Officer and a director of The Fairchild Corporation (a company in the fields of aerospace and high technology) since 1985 and has been President since 1991. He has also served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace (a distributor and lessor of aircraft parts and engines) since September 1993 and as Chairman, Chief Executive Officer and President of RHI Holdings, Inc. (a holding company of The Fairchild Corporation) since 1988. From July 1992 through December 1993, Mr. Steiner was a Vice Chairman of the Board of Rexnord Corporation. Mr. Steiner was also Vice Chairman of Shared Technologies Fairchild until January 1998, when the Company was acquired by Intermedia Communications, Inc. He currently serves as a director of the Franklin Corporation and the Copley Fund.

    C.B. SUNG became a director of the Company in 1986. Mr. Sung has been the Chairman and Chief Executive Officer of Unison Group, Inc. (a multi-national corporation involved in manufacturing, computer systems and software development, international investment and trade) since 1986 and Unison Pacific Corporation since 1976. He has been a member of the Board of Directors of Capital Investment of Hawaii, Inc. (real estate and security investing and wholesale bakery) since 1985, and serves on the Board of Directors of several private companies.

OTHER DIRECTOR INFORMATION

    The Company's affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company's affairs through oral and written reports by management, Board and committee meetings and other means. The Company's directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company's affairs.

    Directors of the Company serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between the Company's directors and executive officers. For certain relationships between the Company and its directors, see "Certain Relationships and Related Transactions."

    In 1994, the Company agreed to use its best efforts to appoint Mr. Sassower or his designee as a member of the Company's Board of Directors until Mr. Sassower and any of his assigns no longer hold any of the 2,000,000 of Common Stock issuable upon the exercise of warrants issued by the Company to Mr. Sassower in 1994 pursuant to financings provided by Mr. Sassower and/or his designee. The warrants were subsequently transferred to Standby Ventures, of which Mr. Sassower is the general partner. In January 1997, Standby Ventures exercised the warrants in full and received 1,686,275 shares of Common Stock in connection therewith. See "Certain Relationships and Related Transactions."

    Mr. James Dao, who founded the Company in 1981 and was Chairman of the Board from 1992 to 1998, resigned as a director of the Company in February 1999. Mr. Michael Braun, who was elected as a director in June 1998, resigned as a director of the Company in October 1998.

BOARD COMMITTEES

    The Company's Board of Directors has five committees as set forth below. The members of each committee are appointed by the Board of Directors.

    EXECUTIVE COMMITTEE. In March 1997, the Board of Directors formed an Executive Committee to provide management with advice on significant matters and to act at times when the full Board of Directors is not immediately available. The members of the Executive Committee are Guido DiGregorio, Philip S. Sassower and C.B. Sung.

    AUDIT COMMITTEE. The Audit Committee generally reviews the scope and results of the audit by the Company's independent auditors and reviews the Company's procedures for establishing and monitoring internal accounting controls. The members of the Audit Committee are Jess Ravich, Philip S. Sassower, and Jeffrey Steiner.

    COMPENSATION COMMITTEE. The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements. The members of the Compensation Committee are Philip S. Sassower and Jeffrey Steiner.

    FINANCE COMMITTEE. The Finance Committee develops strategies for the financing and development of the Company and monitors and evaluates progress toward established objectives. The members of the Finance Committee are Jess Ravich, Philip S. Sassower and Jeffrey Steiner.

    STOCK OPTION COMMITTEE. The Stock Option Committee administers the Company's stock option plans. The members of the Stock Option Committee are Philip S. Sassower and Jeffrey Steiner.

    The Board of Directors does not have a standing nominating committee.

BOARD AND COMMITTEE MEETINGS

    During 1998, the Board of Directors held four formal meetings and also acted on one occasion by unanimous written consent. The Committees held meetings jointly with the formal Board meetings. For the year ended December 31, 1998, each incumbent director participated in at least 75% of the total number of formal meetings of the Board and each Committee on which he served.

DIRECTOR COMPENSATION

    For their services as directors of the Company, all non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors are also eligible to receive stock options. In July 1998, Philip Sassower, and C.B. Sung were each granted options to purchase 15,000 shares of Common Stock at an exercise price of $1.09, which options expire on July 20, 2005. Also in July 1998, Jess Ravich and Jeffrey Steiner were each granted options to purchase 30,000 shares of

Common Stock at an exercise price of $1.09, which options expire on July 20, 2005. None of the aforementioned options vest until July 20, 1999. Each of the directors received a further grant of options in January 1999 (see "Certain Relationships and Related Transactions").

REQUIRED AFFIRMATIVE VOTE

    APPROVAL OF PROPOSAL 1 TO ELECT FIVE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED HEREIN.

                               EXECUTIVE OFFICERS

    The following table sets forth, as of April 14, 1999, the name and age of each executive officer of the Company, and all positions and offices of the Company presently held by each of them.

                                                                                                             YEAR FIRST
                                                                                                               ELECTED
NAME                               AGE                       POSITIONS CURRENTLY HELD                       OR APPOINTED
-----------------------------      ---      -----------------------------------------------------------  -------------------
Guido S. DiGregorio                    60   President, Chief Operating Officer                                     1997

Philip S. Sassower                     59   Chairman of the Board, Secretary                             1998 1997 1995
                                            Chairman of the Executive Committee
                                            Chairman of the Finance Committee

    The business experience of each of the executive officers for at least the past five years includes the following:

    GUIDO DIGREGORIO was appointed President and Chief Operating Officer and a director of the Company in November 1997. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

    PHILIP S. SASSOWER has been Chairman of the Board and Secretary of the Company since 1998, Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. From 1997 to 1998, Mr. Sassower served as Co-Chief Executive Officer of the Company. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company which assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of CIC Standby Ventures, L.P. and Phoenix Searex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been the CEO of BP Acquisition, LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition, LLC and BP Restaurants L.P. filed petitions under Chapter 11 of the United States Bankruptcy Code. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters).

                             EXECUTIVE COMPENSATION

    The following table sets forth compensation awarded to, earned by or paid to the Company's President, regardless of the amount of compensation, and each executive officer of the Company serving as of December 31, 1998 whose total annual salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                 COMPENSATION
                                                                         ANNUAL COMPENSATION     -------------
                                                                      -------------------------   SECURITIES
                                                                                  OTHER ANNUAL    UNDERLYING
NAME AND PRINCIPAL POSITION                                  YEAR       SALARY    COMPENSATION      OPTIONS
---------------------------------------------------------  ---------  ----------  -------------  -------------
Guido DiGregorio.........................................       1998  $  180,000(1)      --           --    (2)
  President and Chief Operating Officer                         1997      22,375       --           600,000
Philip S. Sassower.......................................       1998  $  150,000(3)      --           15,000(4)
  Chairman of the Board and Secretary                           1997     150,000(3)      --           --
                                                                1996     100,000(3)      --           --
James Dao(5).............................................       1998  $  196,329       --             --
  Former Co-Chief Executive Officer                             1997     213,811    $   7,477(6)      --
                                                                1996     199,700        7,305(6)      --

------------------------

(1) Mr. DiGregorio was appointed as the Company's President and Chief Operating Officer in November 1997.

(2) Mr. DiGregorio surrendered these options on January 12, 1999 when he received a new grant of 1,800,000 options.

(3) Represents the amount paid to Phoenix Enterprises, LLC ("Phoenix"), which is 100% owned by Mr. Sassower, pursuant to a consulting arrangement entered into in 1996 between the Company and Mr. Sassower (see "Certain Relationships and Related Transactions" below). Mr. Sassower has not received a salary for his services as an officer of the Company in the past. For the year ending December 31, 1999, the Company has agreed to pay aggregate of $75,000 to Phoenix and an $75,000 to Mr. Sassower for services rendered to the Company, and to reimburse certain expenses, pursuant to the consulting arrangement.

(4) Mr. Sassower received these options in his capacity as a director of the Company.

(5) Mr. Dao's term as Co-Chief Executive Officer ended on June 1, 1998, and he resigned as a director as of February 1, 1999.

(6) Includes the estimated economic benefit received by Mr. James Dao related to a life insurance policy, the premiums of which were paid by the Company ($5,857 for 1997 and $5,465 for 1996) and the cost of an automobile lease.

                             OPTION GRANTS IN 1998

    The following table sets forth certain information concerning the grant of stock options in 1998 to the Named Executive Officers.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                                                                          ANNUAL RATES OF
                                                                                                            STOCK PRICE
                                                               PERCENTAGE OF                              APPRECIATION FOR
                                                               TOTAL OPTIONS                               OPTION TERM(1)
                                                  OPTIONS       GRANTED TO      EXERCISE   EXPIRATION   --------------------
NAME                                              GRANTED    EMPLOYEES IN 1998    PRICE       DATE         5%         10%
----------------------------------------------  -----------  -----------------  ---------  -----------  ---------  ---------
Guido DiGregorio..............................      --              --                 --      --              --         --
Philip S. Sassower............................    15,000            1%              $1.09   07/20/05       $5,561    $15,512
James Dao(2)..................................      --              --                 --      --              --         --

------------------------

(1) On July 20, 1998 (the date of grant), the closing sale price of the Common Stock on the Nasdaq SmallCap Market was $1.09 per share. Assumes that such closing price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively.

(2) Mr. Dao's term as Co-Chief Executive Officer ended on June 1, 1998, and he resigned as a director as of February 1, 1999.

         AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

    The following table sets forth certain information concerning the Named Executive Officers with respect to the exercise of options in 1998, the number of shares covered by exercisable and unexercisable stock options at December 31, 1998 and the aggregate value of exercisable and unexercisable "in-the-money" options at December 31, 1998.

                                                                                       NUMBER OF            VALUE OF
                                                                                      SECURITIES           UNEXERCISED
                                                                                      UNDERLYING          IN-THE-MONEY
                                                                                      UNEXERCISED            OPTIONS
                                                       SHARES                      OPTIONS AT FISCAL        AT FISCAL
                                                      ACQUIRED                         YEAR-END            YEAR-END(1)
                                                         ON            VALUE        EXERCISABLE(E)/      EXERCISABLE(E)/
NAME                                                  EXERCISE       REALIZED      UNEXERCISABLE(U)     UNEXERCISABLE(U)
--------------------------------------------------  -------------  -------------  -------------------  -------------------
Guido DiGregorio..................................       --             --                216,660(E)       $        --(E)
                                                                                          383,340(U)                --(U)
Philip S. Sassower................................       --             --                175,000(E)       $    37,500(E)
                                                                                           15,000(U)                --(U)
James Dao(2)......................................       --             --              1,320,000(E)       $   330,000(E)
                                                                                               --(U)                --(U)

------------------------

(1) Determined by using the difference between the closing sale price of the Common Stock on the Nasdaq SmallCap Market as of December 31, 1998 and the exercise price of such options.

(2) Mr. Dao's term as Co-Chief Executive Officer ended on June 1, 1998, and he resigned as a director as of February 1, 1999.

1994 STOCK OPTION PLAN

    The Company's 1994 Plan provides for the granting to the Company's directors and employees of non-transferable incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-transferable nonstatutory stock options ("Non-Qualified Options"). A total of 6,000,000 shares of Common Stock are authorized for issuance under the 1994 Plan. As of April 14, 1999, options to purchase an aggregate 4,496,283 shares of

Common Stock were outstanding and no shares remain available for future grants. Unless terminated sooner, the 1994 Plan will terminate in November 2004.

    The 1994 Plan may be administered by the Board of Directors or a stock option committee of the Board (either of the Board or any such committee acting in such capacity, the "Committee"). The Committee has the authority to determine the terms of the options granted, including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be the fair market value of the Common Stock valued at the date of grant and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the Common Stock valued at the date of grant. The expiration date of Options is determined by the Committee, but Options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, Options cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date of seven years after the date of grant.

    If an employee to whom an award has been granted under the 1994 Option Plan dies while providing services to the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by his duly appointed, qualified, and acting personal representative, his estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the grantee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1994 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of 30 days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

    The Board has the authority to amend or terminate the 1994 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1994 Option Plan, without the consent of such optionee.

1991 OPTION PLANS

    The Company has two other stock option plans (the 1991 Stock Option Plan and the 1991 Nondiscretionary Plan (the "1991 Options Plans")). Incentive and Non-qualified Options under the 1991 Option Plans may be granted to employees, officers, and consultants of the Company. As amended, there are 2,050,000 shares of Common Stock authorized for issuance under these plans. As of April 14, 1999, Options to purchase an aggregate of 663,106 shares of Common Stock were outstanding under the 1991 Plans and 1,386,894 shares remain available for future grants. For the year ended December 31, 1998, the Company did not grant any Options to purchase shares of Common Stock under the 1991 Option Plans.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

    The Compensation Committee and Stock Option Committee have provided the following Report.

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Committees' compensation philosophy is based upon the belief that the success of the Company results from the coordinated efforts of all employees working as a team to achieve objectives of providing superior products and services to the Company's customers and maximizing the Company's value for the benefit of its stockholders.

    The Company's compensation programs are designed to attract, retain and reward personnel whose individual and team performance contributes significantly to the short and long-term objectives of the

Company. The Company's executive compensation programs are guided by the following principles, which may also be considered in making compensation decisions for employees:

    - To ensure competitiveness, the Company monitors industry standards and considers this information when it makes compensation decisions.

    - The compensation of executive officers is affected by individual, team and overall Company performance. Overall Company performance is based upon achievement of strategic and operating goals. Such factors include revenues generated, technology validations, timely product introductions, capturing market share and preservation of and increases in stockholder value. Individual and team performance is considered to the extent of whether departmental goals are achieved within the time and budget constraints of Company operating plans. Additionally, individual performance is measured, in part, against the extent to which an individual executive officer is able to foster team spirit and loyalty and minimize employee turnover.

    METHODS OF COMPENSATION. The key elements of the Company's executive compensation program consist primarily of base salary and stock options. Base salary for the Company's executive officers is generally determined by performance, the combined base salary and annual bonus for competitive positions in the industry and general market and Company conditions. Currently, the Company does not have an annual bonus plan. The Committees believe that the use of stock options as a means of compensation provide an incentive for executives and align their interests with those of the stockholders. All employees are eligible to receive stock options under the Company's stock option plans. Options are granted upon recommendations by management.

    PRESIDENT'S COMPENSATION. Mr. Guido DiGregorio, the President of the Company, was appointed by the Board of Directors in November 1997. The President's 1998 compensation was determined after consideration of, among other things, the principles and factors used in the determination of compensation for other executive officers of the Company and objectives established by the Board. Mr. DiGregorio currently receives an annual salary of $180,000. In November 1997, Mr. DiGregorio received options to purchase 600,000 shares of Common Stock at an exercise price of $1.59 per share in connection with his appointment. Mr. DiGregorio surrendered these options in January 1999 and received a new grant to purchase 1,800,000 shares of the Company's Common Stock at an exercise price of $0.75. The Company does not currently have an employment agreement with Mr. DiGregorio.

COMPENSATION COMMITTEE                                    STOCK OPTION COMMITTEE
--------------------------------------------------------  --------------------------------------------------------
Philip S. Sassower                                        Philip S. Sassower
Jeffrey Steiner                                           Jeffrey Steiner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In June 1998, Philip S. Sassower, who serves as a member of the Company's Compensation and Stock Option Committees, was appointed as the Company's Chairman of the Board and Secretary. The Company has not paid Mr. Sassower any compensation for his services as an executive officer of the Company in the past. For the year ended December 31, 1998, Phoenix, which is 100% owned by Mr. Sassower, received $150,000 in fees and was reimbursed for office expenses from the Company for consulting services. For the year ending December 31, 1999, the Company will pay an aggregate of $75,000 to Phoenix and $75,000 to Mr. Sassower. See "Certain Relationships and Related Transactions." No other executive officer is a member of the Compensation or Stock Option Committees.

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires the Company to include in this Proxy Statement a graph comparing the Company's cumulative five-year return on its Common Stock with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. This performance graph compares the cumulative five-year returns on the Common Stock with the Nasdaq Computer and Data Processing Index and the Nasdaq Index. In September 1991, the Common Stock was first listed on the Nasdaq SmallCap Market and in June 1993 it was listed on the Nasdaq National Market. In July 1994, the Common Stock was delisted from Nasdaq and from July 1994 to July 1996, the Common Stock was quoted on the OTC Bulletin Board. In July 1996, the Common Stock was relisted on the Nasdaq SmallCap Market.

                      Comparison of Five-Year Total Return

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                                                                          ANNUAL RETURN PERCENTAGE
                                                                                                YEARS ENDING
COMPANY/INDEX                                                                 DEC94      DEC95      DEC96      DEC97      DEC98
                                                                            ---------  ---------  ---------  ---------  ---------
COMMUN INTELLIGENCE.......................................................     -81.62     380.00      14.58     -52.29     -42.84
NASDAQ US/FOREIGN.........................................................      12.28      40.44      22.45      22.34      19.25
NASDAQ COMPUTER & DATA PROCESSING.........................................      28.53      52.29      23.40      22.85       9.50

                                                                  BASE                         INDEXED RETURNS
                                                                 PERIOD                         YEARS ENDING
COMPANY/INDEX                                                     DEC93       DEC94      DEC95      DEC96      DEC97      DEC98
                                                               -----------  ---------  ---------  ---------  ---------  ---------
COMMUN INTELLIGENCE..........................................         100       18.18      87.26      89.99      47.70      27.27
NASDAQ US/FOREIGN............................................         100      112.28     157.69     193.09     236.22     281.69
NASDAQ COMPUTER & DATA PROCESSING............................         100      128.53     195.74     241.54     296.72     324.90

                                         Prepared by Standard & Poor's Compustat
                                                                         3/12/99

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In January 1996, the Company retained Mr. Philip Sassower, then a member of the Board of Directors and Chairman of the Finance Committee, as a financial consultant for financial and investor relations matters. Pursuant to such consulting arrangement, Phoenix, a company wholly-owned by Mr. Sassower, was paid an aggregate of $100,000 in 1996 by the Company. In 1997, Mr. Sassower became Chairman of the Company's Executive Committee and Co-Chief Executive Officer of the Company and increased his time commitments to the Company. To compensate Mr. Sassower for his additional time commitments and to reimburse him for certain office expenses, the Company increased the consulting fees to be paid to Phoenix for 1997 to $150,000. In 1998, the office of Co-Chief Executive Officer was abolished and Mr. Sassower became Chairman of the Board of Directors and Secretary. Phoenix was paid a consulting fee of $150,000 during that year. As of 1999, $75,000 of the consulting fee will be paid to Phoenix and $75,000 will be paid to Mr. Sassower, individually.

    In April 1994, the Company loaned $210,000 to Mr. James Dao, then an officer and director of the Company, pursuant to a promissory note due April 1, 1996 which bore interest at the highest marginal rate applicable to the Company's borrowing or the highest rate allowable by law, whichever was lower. In 1996, the due date of the promissory note was extended to April 1, 1998. On August 14, 1998, while Mr. Dao was still a director of the Company, the Company entered into an agreement (the "Agreement") with Mr. Dao. Under the Agreement, Mr. Dao will provide consulting services to the Company through December 15, 2001. In exchange for his future services $110,000 of the note receivable will be forgiven on a monthly basis over the period commencing August 15, 1998 and ending December 15, 2001. The remaining, $100,000 of the note receivable will be forgiven on December 15, 2001 if Mr. Dao performs all the required services under the Agreement. The Agreement will terminate on December 15, 2001. The promissory note is secured by 103,450 shares of Common Stock owned by Mr. Dao.

    In November 1997, Mr. Sassower and the Philip S. Sassower 1996 CRAT purchased an aggregate of 24,070 and 16,000 shares of Series B Preferred Stock, respectively, pursuant to a private placement of the Company's Series B 5% Convertible Preferred Stock (the "Series B Preferred Stock"), for an aggregate purchase price of $601,750 and $400,000, respectively. In September 1998, the shares of Series B Preferred Stock held by Mr. Sassower and the 1996 CRAT were converted into 1,025,253 and 681,515 shares of Common Stock, respectively.

    In November 1997, Fairchild purchased 40,000 shares of Series B Preferred Stock pursuant to the Company's private placement, for an aggregate price of $1,000,000. Jeffrey Steiner is the President, Chairman and CEO of RHI, the parent company and sole shareholder of Fairchild. In September 1998, the shares of Series B Preferred Stock held by Fairchild were converted into 1,703,786 shares of Common Stock.

    On January 12, 1999, for services rendered, the Board of Directors approved non-qualified stock option grants to Mr. Guido DiGregorio and Mr. Philip Sassower to purchase 1,800,000 and 1,602,000 shares of Common Stock, respectively. The option exercise price per share is $0.75 and the options will vest over three years pro rata on a quarterly basis, commencing April 12, 1999. In connection with this issuance, Mr. DiGregorio surrendered the 600,000 options granted to him in 1997.

    On January 27, 1999, the Board of Directors approved non-qualified stock option grants to purchase 20,000 shares of Common Stock to each of Mr. Ravich and Mr. Steiner. In addition, Mr. Sung was granted options to purchase 10,000 shares of Common Stock. These options vest immediately (however, the Company retains a repurchase option) and have a seven-year life. The option price per share is $1.03.

                                   PROPOSAL 2
                       APPROVAL OF 1999 STOCK OPTION PLAN

GENERAL

    Subject to the approval of the Company's stockholders, in April the Board of Directors of the Company adopted the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan is intended to help the Company to attract, retain and motivate key employees (including officers) of the Company.

    The 1999 Plan provides for the grant of options ("Options") to purchase Common Stock that are intended to qualify as Incentive Options under Section 422 of the Code, as well as Non-Qualified Options.

BACKGROUND OF SHAREHOLDER APPROVAL REQUIREMENT

    Stockholder approval of the 1999 Plan is required for options granted under the 1999 Plan to qualify as Incentive Options under Section 422 of the Code. For this purpose, stockholders must approve a plan that designates the aggregate number of shares which may be issued under the plan and the class of participants eligible to receive options under the plan. Stockholder approval must be obtained within 12 months after adoption of the plan by the Board of Directors.

    Section 162(m) of the Code disallows a tax deduction for compensation in excess of $1,000,000 that is paid to certain employees of a corporation whose common stock is subject to the registration requirement of Section 12 of the Exchange Act. However, this limitation does not apply to "qualified performance-based compensation." Pursuant to Treasury Regulation Section 1.162-27 promulgated under Section 162(m) of the Code, in order for grants under the 1999 Plan to satisfy the requirements to be "qualified performance-based compensation," it is necessary to obtain stockholder approval of the class of participants eligible to receive grants under the 1999 Plan, the business criteria to be used in making such grants, the 1999 Plan must state the maximum number of shares with respect to which grants can be made to any one employee under the 1999 Plan during a specified period and the exercise price of any Options. Another requirement for "qualified performance-based compensation" is that grants under the plan be made by a compensation committee consisting solely of two or more "outside directors," within the meaning of Treasury Regulation
Section 1.162-27(e)(3).

    The following description of the 1999 Plan summarizes the principal features of the 1999 Plan. This summary is qualified in its entirety by reference to the specific provisions of the 1999 Plan, the full text of which is set forth in Exhibit A to this Proxy Statement. A vote in favor of Proposal 2 shall be treated as the stockholder's approval of the 1999 Plan and, specifically, the description below of the class of participants eligible to receive grants, the maximum number of shares as to which grants can be made to any one employee and the aggregate number of shares that can be issued in each case under the 1999 Plan.

    Any such options that are granted will not satisfy the "qualified performance-based compensation" exception to Section 162(m) absent stockholder approval of the business criteria on which are based the performance goals that are the basis for such grants.

DESCRIPTION OF THE STOCK OPTION PLAN

    The following is a summary of the principal features of the 1999 Plan. This summary is qualified in its entirety by reference to the specific provisions of the 1999 Plan, the full text of which is set forth in Exhibit A to this Proxy Statement.

    ADMINISTRATION OF THE STOCK OPTION PLAN. The 1999 Plan will be administered by the Board of Directors or by a committee (the "Option Committee") appointed by the Board of Directors. Any such Option Committee will consist of two or more directors each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Board or the

Option Committee is authorized to interpret the 1999 Plan, adopt and amend rules and regulations relating to the 1999 Plan, and determine the recipients, form, and terms of Options granted under the 1999 Plan. All Options must be evidenced by a written agreement.

    SHARES AVAILABLE. Under the 1999 Plan, the maximum number of shares of Common Stock that may be subject to Options may not exceed an aggregate of 2,000,000 shares. The maximum number of shares will be adjusted in certain events, such as a stock split, reorganization or recapitalization.

    ELIGIBILITY. Options may be granted to persons who are, at the time of grant, employees, officers, directors, consultants or other service providers of the Company or of any parent or subsidiary of the Company as defined in Sections 424(e) and (f) of the Code. Incentive Options may be granted only to employees of the Company or any Affiliate, no person may be granted more than 2,000,000 Options in any one year, and the aggregate fair market value (determined at the time the Option is granted) of stock with respect to which Incentive Options become exercisable for the first time by the Option holder (i.e., vest) during any calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 threshold, it will be treated as a Non-Qualified Option.

    EXERCISE PRICE OF OPTIONS. The Company will receive no monetary consideration for the grant of Options under the 1999 Plan. The exercise price of Incentive Options cannot be less than 100% of the fair market value of the shares on the date the Option is granted. If an optionee is a beneficial holder of 10% or more of the Company's outstanding Common Stock (a "10% Holder"), the exercise price of Incentive Options cannot be less than 110% of such fair market value. The exercise price of Non-Qualified Options cannot be less than 85% of the Fair Market Value on the date the Option is granted. The exercise price of Options will be adjusted in certain events, such as a stock split, reorganization or recapitalization. The Company does not presently intend to issue any Options which have an exercise price that is less than the fair market value of the underlying Common Stock on the date of grant.

    PAYMENT UPON EXERCISE OF OPTIONS. Payment for shares purchased by exercising an Option is to be made by cash or check, or by any other means which the Board determines is consistent with the purposes of the 1999 Plan and with applicable laws and regulations.

    TERM OF OPTIONS. The term of an Option cannot exceed ten years, and in the case of an optionee who is a 10% holder, the term of Incentive Options cannot exceed five years.

    TERMINATION OF EMPLOYMENT. No Incentive Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the grant of such Options, employed by the Company or an Affiliate, except that an Incentive Option may be exercised (i) within three months of termination, other than for cause, provided that the Option is otherwise exercisable, (ii) within one year of the date of the death of an optionee who dies while, or within three months of being employed by the Company or an Affiliate, to the extent such Option is otherwise exercisable on the date of death, or (iii) within one year of the date on which the optionee ceases to be employed by the Company or an Affiliate due to disability (within the meaning of Section 22(e)(3) of the Code) to the extent such option is otherwise exercisable on the date of such cessation of employment. Non-Qualified Options may be exercised within three months of termination of employment or other relationship with the Company, or within one year if such termination was due to death or disability of the optionee, in each case provided that the Options have not expired. In any case of termination for cause, as determined by the Board of Directors in its sole discretion, all Options held by the terminated party will terminate immediately on the date of termination, unless otherwise determined by the Board or the Option Committee.

    NON-TRANSFERABILITY OF OPTIONS. Options are not transferable by the optionee except by will or by the laws of descent and distribution. The disposition of shares acquired pursuant to the exercise of an Option will be subject to any applicable restrictions on transferability imposed by SEC regulations.

    EFFECTIVE DATE. The 1999 Plan became effective when adopted by the Board of Directors, but no Incentive Option granted under the 1999 Plan shall become exercisable unless and until the 1999 Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the 1999 Plan, no options previously granted under the 1999 Plan shall be deemed to be Incentive Options and no Incentive Options shall be granted thereafter.

    DURATION OF 1999 PLAN. The 1999 Plan will terminate automatically and no Options may be granted after ten years have elapsed from the date the 1999 Plan was approved by the Company's Board of Directors. The 1999 Plan may be terminated at any prior time by the Board of Directors. Termination of the 1999 Plan will not affect Options that were granted prior to the termination date.

    AMENDMENTS OR MODIFICATIONS. The 1999 Plan may be amended or modified from time to time by the Board of Directors. However, if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following outlines certain federal income tax consequences of the 1999 Plan under present law to the Company and participants in such plan.

    INCENTIVE OPTIONS. A participant will not realize income (except that the alternative minimum tax may apply), and the Company will not be entitled to a deduction for federal income tax purposes, upon the grant of an Incentive Option, and, if certain requirements of the Code and 1999 Plan are met, upon exercise of an Incentive Option. If Common Stock acquired upon the exercise of an Incentive Option is disposed of by the participant within two years from the date of granting of the option or within one year after the date of exercise (a "disqualifying disposition"), the excess, if any, of (i) the amount realized (up to the fair market value of such Common Stock on the exercise date) over (ii) the exercise price, will be ordinary income to the participant, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the participant. The Code limits to $100,000 the value of employee stock subject to Incentive Options that first become exercisable in any one year, based upon the fair market value of the stock on the date of grant. To the extent Options exceed this limit, they are treated as Non-Qualified Stock Options.

    NON-QUALIFIED STOCK OPTIONS. A participant who receives a Non-Qualified Stock Option does not recognize taxable income on the grant of the option. Upon the receipt of shares when a Non-Qualified Stock Option is exercised, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Exchange Act, an "Insider") and (ii) receives shares upon the exercise of a Non-Qualified Stock Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of (a) six months after the shares are acquired or (b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Stock Option is granted, in the case of an "in-the-money" option). Income is not deferred, however, if such a participant makes an election under Section 83(b) of the Code (a "Section 83(b) election") at the time he receives the shares. Rather, income is recognized on the date of exercise in an amount equal to the excess of the fair market value of the shares on such date over the exercise price. A Section 83(b) election must be filed with the Internal Revenue Service within thirty (30) days after an option is exercised.

    A participant's tax basis in shares received upon exercise of a Non-Qualified Stock Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Section 83(b) election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

    The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Stock Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income included in the participant's income, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any tax reporting obligation that it has with respect to such income.

    If a participant exercises a Non-Qualified Stock Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares even if their fair market value is different from the participant's tax basis in the shares. However, the exercise of the Non-Qualified Stock Option is taxed, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. If the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

    If a participant receives shares upon the exercise of a Non-Qualified Stock Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition), which is long-term or short-term depending on the participant's holding period for the shares.

OPTION GRANTS UNDER PREVIOUS PLANS

    The Board of Directors does not currently have specific plans regarding the grant of options under the 1999 Plan. The following information relates to Option grants under the Company's existing option plans during 1998 and 1999, and should not be read as an indication that the Board may grant Options in the future.

              GRANTS DURING 1998 UNDER THE 1994 STOCK OPTION PLAN

                                                                                              % OF 1994 PLAN OPTIONS
NAME AND POSITION                                                         NUMBER OF SHARES        GRANTED IN 1998
------------------------------------------------------------------------  -----------------  -------------------------
Guido DiGregorio........................................................              --                    --
  President and Chief Operating Officer
Phillip Sassower........................................................          15,000                   1.6
  Chairman of the Board and Secretary
All current executive officers as a group (2 persons)...................          15,000                   1.6
All current non-executive directors (3 persons).........................         105,000                  11.0
All employees, including current officers who are not executive                  831,000(1)               87.4
  officers, as a group (12 persons).....................................

------------------------

(1) 485,217 of such Options were subsequently cancelled for failure to meet performance targets upon which such options were conditioned.

    In January 1999, the Board granted 2,401,000 Options under the 1994 Plan to 21 employees and 297,000 Options under the 1991 Plan to 2 employees. 672,500 Options previously granted were cancelled in connection with this grant. Also in January 1999, the Board granted 6,743,261 Options outside of any Company plans. 600,000 Options previously granted under the 1994 Plan were cancelled in connection with such grants. Material features of the Company's existing option plans are included in this Proxy Statement in the sections entitled "1994 Stock Option Plan" and "1991 Option Plans".

REQUIRED AFFIRMATIVE VOTE

    Approval of the 1999 Plan requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1999 PLAN AS SET FORTH IN THIS PROPOSAL 2.

                                   PROPOSAL 3
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Since August 1996, PricewaterhouseCoopers LLP has served as the Company's independent accountants. In 1998, upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP as its independent accountants for the year ending December 31, 1999. Stockholders are being asked to ratify this action by the Board. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

REQUIRED AFFIRMATIVE VOTE

    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999 requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

                         PROPOSALS OF SECURITY HOLDERS

    A stockholder proposal requested to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, no later than December 31, 1999. The Board of Directors will review any stockholder proposal received in accordance herewith and will determine whether such proposal is appropriate and satisfies the applicable requirements for inclusion in the Company's proxy statement for its next Annual Meeting of Stockholders.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company has retained Skinner & Co., a firm specializing in the solicitation of proxies, to assist the Company in the solicitation of proxies at a fee estimated to be approximately $8,000 in the aggregate, including expenses. Directors, officers and employees of the Company may make additional solicitations in person or by telephone in respect to the Meeting without additional expenses to the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other matter which may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment in respect to any such matter.

    Copies of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, including any amendments thereto, and the notice of annual meeting of stockholders, proxy statement and proxies, are available upon written request, without cost, from the Company's principal executive offices at 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 (Attention: Corporate Secretary), Telephone (650) 802-7888.

    Stockholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided, regardless of whether or not they expect to attend the Annual Meeting. The prompt return of such proxy or proxies, as the case may be, will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Guido DiGregorio

                                          Guido DiGregorio, President

May 3, 1999

                                                                       EXHIBIT A

                     COMMUNICATION INTELLIGENCE CORPORATION
                             1999 STOCK OPTION PLAN

1.  PURPOSE

    The purpose of this plan (the "Plan") is to secure for COMMUNICATION INTELLIGENCE CORPORATION (the "Company") and its stockholders the benefits arising from capital stock ownership by employees, officers, directors, consultants and other service providers of the Company or an Affiliate (as that term is defined in the Plan) who are expected to contribute to the Company's future growth and success. The Plan is also designed to attract and retain other persons who will provide services to the Company. Those provisions of the Plan which make express reference to Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"), shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.  TYPE OF OPTIONS AND ADMINISTRATION

    (a) TYPES OF OPTIONS. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors (the "Board") of the Company (or the committee appointed by the Board in accordance with Section 2(b) below) and may be either incentive stock options ("Incentive Stock Options") intended to meet the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ("Non-Qualified Options").

    (b) ADMINISTRATION. The Plan will be administered by the Board or by a committee consisting of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"), and an "outside director", within the meaning of Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code, (the "Committee") appointed by the Board, in each case whose construction and interpretation of the terms and provisions of the Plan shall be final, conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan. If the Board determines to create a Committee to administer the Plan, the delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3). The Board or the Committee may in its sole discretion grant options to purchase shares of the Company's Common Stock, $0.01 par value per share ("Common Stock"), and issue shares upon exercise of such options as provided in the Plan. The Board or the Committee shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective option agreements, which need not be identical; and to make all other determinations in the judgment of the Board or the Committee necessary or desirable for the administration of the Plan. The Board or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination under the Plan made in good faith.

3.  ELIGIBILITY

    Options may be granted to persons who are, at the time of grant, employees, officers, directors, consultants or other service providers of the Company or any parent or subsidiary of the Company as defined in Sections 424(e) and 424(f) of the Code ("Affiliate"), PROVIDED that Incentive Stock Options may only be granted to individuals who are employees (within the meaning of Section 3401(c) of the Code) of the Company or any Affiliate. Options may also be granted to other persons, PROVIDED that such options shall be Non-Qualified Options. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board or the Committee shall so determine. Notwithstanding anything in the Plan to the contrary, no employee of the Company or an Affiliate shall be granted options with respect to more than 2,000,000 shares of Common Stock during any calendar year.

4.  STOCK SUBJECT TO PLAN

    The stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 2,000,000. If an option granted under the Plan shall expire, terminate or is cancelled for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

5.  FORMS OF OPTION AGREEMENTS

    As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan and as may be approved by the Board or the Committee. The terms of such option agreements may differ among recipients.

6.  PURCHASE PRICE

    (a) GENERAL. The purchase price per share of Common Stock issuable upon the exercise of an option shall be determined by the Board or the Committee at the time of grant of such option, PROVIDED, HOWEVER, that such exercise price
(i) in the case of Incentive Stock Options, shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Common Stock at the time of grant of such option, and for Incentive Stock Options granted to a "10% Shareholder" (as defined in Section 11(b)), shall not be less than 110% of such Fair Market Value, and (ii) in the case of Non-Qualified Options, shall not be less than 85% of such Fair Market Value. "Fair Market Value" of a share of Common Stock of the Company as of a specified date for purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange (including but not limited to the Nasdaq SmallCap Market or the Nasdaq National Market) on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including, in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

    (b) PAYMENT OF PURCHASE PRICE. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3).

7.  EXERCISE OPTION PERIOD

    Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board or the Committee and set forth in the applicable option agreement, PROVIDED that such date shall not be later than ten (10) years after the date on which the option is granted, or as prescribed by Section 11(b) hereinbelow.

8.  EXERCISE OF OPTIONS

    Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board or the Committee may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

9.  NONTRANSFERABILITY OF OPTIONS

    No option granted under this Plan shall be assignable or otherwise transferable by the optionee, except by will or by the laws of descent and distribution. An option may be exercised during the lifetime of the optionee only by the optionee.

10. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

    (a) Except as provided in Section 11(d) with respect to Incentive Stock Options and except as may otherwise be determined by the Board or the Committee at the date of grant of an option, and subject to the provisions of the Plan, an optionee may exercise an option at any time within three (3) months following the termination of the optionee's employment or other relationship with the Company and its Affiliates or within one (1) year if such termination was due to the death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) of the optionee (to the extent such option is otherwise exercisable at the time of such termination) but in no event later than the expiration date of the option.

    (b) Notwithstanding the foregoing and except as may otherwise be determined by the Board or the Committee, if the termination of the optionee's employment or other relationship with the Company and/or its Affiliate is for cause, the option shall expire immediately upon such termination. The Board or the Committee shall have the power to determine, in its sole discretion, what constitutes a termination for cause, whether an optionee has been terminated for cause, and the date upon which such termination for cause occurs. Any such determinations shall be final and conclusive and binding upon the optionee and all other persons interested or claiming interests under the Plan.

11. INCENTIVE STOCK OPTIONS

    Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

        (a) EXPRESS DESIGNATION. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

        (b) 10% SHAREHOLDER. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the
    Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

           (i) the purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

           (ii) the option exercise period shall not exceed five (5) years from the date of grant.

        (c) DOLLAR LIMITATION. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000.

        (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company or an Affiliate, except that:

           (i) an Incentive Stock Option may be exercised within the period of three (3) months after the date the optionee ceases to be an employee of the Company or an Affiliate (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation,

           (ii) if the optionee dies while in the employ of the Company or an Affiliate, or within three (3) months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of the optionee's death, and

           (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company or an Affiliate, the Incentive Stock Option may be exercised within the period of one (1) year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement), to the extent it is otherwise exercisable at the time of such cessation.

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12. ADDITIONAL PROVISIONS

    (a) ADDITIONAL OPTION PROVISIONS. The Board or the Committee may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses or to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board or the Committee, PROVIDED that such additional provisions shall not be inconsistent with the requirements of applicable law and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

    (b) ACCELERATION, EXTENSION, ETC. The Board or the Committee may, in its sole discretion (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised, PROVIDED, HOWEVER, that no such acceleration or extension shall be permitted if it would (i) cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, or (ii) cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option).

13. GENERAL RESTRICTIONS

    (a) INVESTMENT REPRESENTATIONS. The Board or the Committee may require any person to whom an option is granted, as a condition of exercising such option or award, to give written assurances in substance and form satisfactory to the Board or the Committee to the effect that such person is acquiring the Common Stock subject to the option or award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Board or the Committee deems necessary or appropriate in order to comply with applicable federal and state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any "lock-up" or other restriction on transferability.

    (b) COMPLIANCE WITH SECURITIES LAW. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or award upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition, is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, except to the extent expressly permitted by the Board, such option or award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval, or to satisfy such condition. In addition, Common Stock issued upon the exercise of options may bear such legends as the Company may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933, as amended, any state "blue sky" or other applicable federal or state securities law.

14. RIGHTS AS A STOCKHOLDER

    The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any right to vote or to receive dividends or non-cash distributions with respect to such shares) until the effective date of exercise of such option and then only to the extent of the shares of Common Stock so purchased. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of exercise.

15.ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED
   TRANSACTIONS

    (a) RECAPITALIZATIONS AND RELATED TRANSACTIONS. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of shares or other securities subject to any then-outstanding options under the Plan, and (z) the price for each share subject to any then-outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment (A) would cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, (B) would cause the Plan or any option granted under the Plan to fail to comply with Rule 16b-3 (if applicable to the Plan or such option), or (C) would be considered as the adoption of a new plan requiring stockholder approval.

    (b)  BOARD AUTHORITY TO MAKE ADJUSTMENTS.  Any adjustments under this
Section 15 will be made by the Board or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. NO EMPLOYMENT RIGHTS

    Nothing contained in the Plan or in any option agreement shall confer upon any optionee any right with respect to the continuation of his or her employment or other relationship with the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate at any time to terminate such employment or relationship or to increase or decrease the compensation of the optionee.

17. AMENDMENT, MODIFICATION OR TERMINATION OF THE PLAN

    (a) The Board may at any time modify, amend or terminate the Plan, PROVIDED that to the extent required by applicable law, any such modification, amendment or termination shall be subject to the approval of the stockholders of the Company.

    (b) The modification, amendment or termination of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board or the Committee may amend or modify outstanding option agreements in a manner not inconsistent with the Plan. Notwithstanding the foregoing, the Board shall have the right (but not the obligation), without the consent of the optionee affected, to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Option agreements to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, (ii) the terms and provisions of the Plan and the option agreements entered into in connection with any outstanding options to the extent necessary to ensure the qualification of the Plan and such options under Rule 16b-3 (if applicable to the Plan and such options), and (iii) the terms and provisions of the Plan and the option agreements entered into in connection with any outstanding options to the extent that the Board determines necessary to preserve the deduction of compensation paid to certain optionees who are "covered employees," within the meaning of Treasury Regulation Section 1.162-27(c)(2), as a result of the grant or exercise of options under the Plan.

18. WITHHOLDING

    (a) The Company shall have the right to deduct and withhold from payments or distributions of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be so deducted and withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part by (i) causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option, (ii) delivering to the Company shares of Common Stock already owned by the optionee, or (iii) delivering to the Company cash or a check to the order of the Company in an amount equal to the amount required to be so deducted and withheld. The shares delivered in accordance with method (ii) above or withheld in accordance with method (i) above shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. An optionee who has made (with the Company's approval) an election pursuant to method (i) or (ii) of this
Section 18(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

    (b) The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the optionee (i) to notify the Company if any or all of such shares are disposed of by the optionee within two
(2) years from the date the option was granted or within one (1) year from the date the shares were issued to the optionee pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the optionee is in the employ of the Company or an Affiliate at the time of such disposition.

19. CANCELLATION AND NEW GRANT OF OPTIONS, ETC.

    The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionee(s) the (i) cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan (or any successor stock option plan of the Company) covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options, or (ii) amendment of the terms of the option agreements entered into in connection with any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

20. EFFECTIVE DATE AND DURATION OF THE PLAN

    (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan shall become effective as of the latest of (i) the date of adoption by the Board, (ii) the date set forth in the amendments or (iii) in the case of any amendment requiring stockholder approval (as set forth in Section 17), the date such amendment is approved by the Company's stockholders. Notwithstanding the foregoing, no Incentive Stock Option granted on or after the effective date of such amendment shall become exercisable unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board's adoption of such amendment, no options granted on or after the effective date of such amendment shall be deemed Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Subject to above limitations, options may be granted under the Plan at any time after the effective date of the Plan and before the date fixed for termination of the Plan.

    (b) TERMINATION. Unless sooner terminated by the Board, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board. After termination of the Plan, no further options may be granted under the Plan; PROVIDED, HOWEVER, that such termination will not affect any options granted prior to termination of the Plan.

21. GOVERNING LAW

    The provisions of this Plan shall be governed and construed in accordance with the laws of the State of California without regard to the principles thereof relating to the conflicts of laws.

22. PROVISION OF INFORMATION TO AWARD RECIPIENTS

    The Company shall annually provide each holder of an Award with the information required by Section 260.140.46 of the Regulations of the California Commissioner of Corporations.

                                     PROXY
                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON JUNE 7, 1999.

    The undersigned does hereby appoint Guido DiGregorio and Philip S. Sassower, and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Common Stock of Communication Intelligence Corporation (the "Company") held of record by the undersigned on April 14, 1999 (the "Record Date") in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on June 7, 1999 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any adjournment or postponement thereof, all as more fully described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement dated May 3, 1999, hereby revoking all proxies heretofore given with respect to such shares.

1.         ELECTION OF DIRECTORS:                      FOR all nominees listed below / /
                                                       (EXCEPT AS MARKED TO THE CONTRARY BELOW)

1.         WITHHOLD AUTHORITY / /

           TO VOTE FOR ALL NOMINEES LISTED BELOW

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

           GUIDO DIGREGORIO                            PHILIP SASSOWER
           JESS M. RAVICH                              JEFFREY STEINER

           CHIEN BOR (C.B.) SUNG


2.  PROPOSAL TO APPROVE THE COMPANY'S 1999 STOCK OPTION PLAN.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting.

    The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3. The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting of Stockholders to be held on June 7, 1999, the Company's Proxy Statement dated May 3, 1999 (and the accompanying proxy), and the Company's 1998 Annual Report to Stockholders.

    Dated: _____________, 1999
                                             ___________________________________
                                             (Signature)
                                             ___________________________________
                                             (Additional signature, if held
                                             jointly)
                                             ___________________________________
                                             (Title, if applicable)

    Please date and sign exactly as your name appears hereon. If your shares are held as joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian or in any similar capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer, giving title. If a partnership, please sign in partnership name by an authorized person.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.